SETTLEMENT AND RELEASE AGREEMENT

6th July, 2007

The following is an agreement to settle and release all outstanding litigation, judgments, claims and issues among the parties hereto and their respective affiliates, including, without limitation, any judgments;

Between the Parties:

(1) AFS Tire Management, Inc (formerly Car Parts Technologies, Inc), hereinafter known as "AFS", its indirect 100% owner, Aftersoft Group, Inc. (hereinafter known as "ASFG") AFS Warehouse Distribution Management, Inc. (hereinafter known as "AFSW"), AFS AutoService, Inc. (hereinafter known as "AFSA") and Auto Data Network, Inc. (hereinafter known as "ADN"), and

(2) Aidan J McKenna, hereinafter known as "McKenna"

(3) Collectively, the above AFS, ASFG, AFSA, AFSW, and ADN may be referred to as the "AFS Companies".

(4) Collectively, the above AFS, ASFG, AFSA, AFSW and ADN and McKenna may be referred to as the Parties:

Whereas:

The Parties wish to settle and release all outstanding litigation, judgments, claims and issues between McKenna and AFS and their respective affiliates;

The Parties hereby agree as follows effective as of the close of business on the date first written above:

A. The aggregate settlement fee is $3.65 million.

B. The aggregate settlement payment is payable $2.825 million in cash and the balance in common stock of ASFG and warrants to purchase common stock of ASFG, in each case as described below.

C. $2 million of the cash portion of the settlement will be paid by ASFG by certified check to McKenna upon the consummation of the equity financing in which ASFG is currently engaged, such date being hereinafter referred to as the "Settlement Closing Date." Such $2 million cash payment obligation to McKenna shall be the first priority payment from the net proceeds of such financing received by ASFG after the effective date hereof, and shall be paid to McKenna simultaneously on the closing thereof and shall not be diverted to any other uses.

D. $825,000 of the cash portion of the settlement will be paid by ASFG to McKenna pursuant to a promissory note (the "Promissory Note"), reasonably acceptable in form and in substance to McKenna, in 24 equal monthly installments together with interest thereon at 8% per annum, with the first such installment being paid within thirty (30) days after the payment referred to in Paragraph C above. The Promissory Note shall be executed by ASFG and delivered to McKenna on the Settlement Closing Date. The entire principal balance and all accrued and unpaid interest of the Promissory Note shall be accelerated and become immediately due and payable (1) upon any structural event affecting ASFG, including a merger, consolidation, reorganization, sale, license or transfer of all or substantially all the assets of ASFG, or (2) if ASFG shall make a general assignment for the benefit of its creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffer an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee, or commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, or there shall have been filed against ASFG any such petition or application, or any such proceeding shall have been commenced against ASFG, which, in any such case, remains undismissed for a period of ninety (90) days or more, or ASFG shall indicate in writing its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee or shall suffer the same to continue undischarged for a period of ninety (90) days or more. In accordance with the covenant in Paragraph (C) of this Settlement and Release Agreement to make the first priority payment from the net proceeds received after the effective date hereof by ASFG from its current financing to satisfy the obligation to pay $2 million to McKenna, during the term of this Settlement and Release Agreement ASFG shall not utilize any of the net proceeds received by ASFG after the effective date hereof from its current financing for cash dividends, cash distributions, cash repurchase or cash redemptions with respect to any class of shareholders of ASFG until such $2 million sum is paid to McKenna.

E. The common stock of ASFG and warrants to purchase common stock of ASFG which are to be delivered to McKenna as part of the settlement payment shall be delivered to McKenna at the same time as the $2 million cash portion of the settlement.

(1) The common stock of ASFG to be issued to McKenna at such time shall consist of 1,718,750 shares of common stock of ASFG, being that aggregate number of shares of common stock of ASFG as shall represent $825,000 of shares of common stock of ASFG at a price of $0.48 per share of common stock.

(2) The warrants issued to McKenna (the "Warrants") shall be warrants, reasonably acceptable in form and in substance to McKenna, for the purchase, in the aggregate, of the same number of shares of common stock as are issued

pursuant to Paragraph E(1). The Warrants initially shall be exercisable, each to purchase one share of ASFG common stock, at $0.48 per share of common stock of ASFG.

(3) Stock certificates for the ASFG Common Stock and warrant agreements for the Warrants referred to in this Paragraph E shall be delivered to McKenna on the Settlement Closing Date. The ASFG Common Stock and Warrants to be issued to McKenna on the Settlement Closing Date, and the ASFG Common Stock to be issued to McKenna on the exercise from time to time of the Warrants shall be duly and properly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, claims or encumbrances by or through ASFG. The ASFG Common Stock issued to McKenna on the Settlement Closing Date and the ASFG Common Stock issued to McKenna upon exercise of the Warrants from time to time will have the same registration rights as attach to the shares issued by dividend to the shareholders of ADN.

F. The AFS Companies represent and warrant to McKenna on the date hereof and again on the Settlement Closing Date that:

(1) The AFS Companies are corporations duly organized, validly existing and in good standing. They each have the ability to enter into this Agreement and perform its obligations hereunder. The AFS Companies have, and as of the Settlement Closing Date will have, full right and power to pay the cash, execute the Promissory Note and Warrants and deliver and transfer the ASFG Common Stock pursuant to this Agreement.

(2) The execution, delivery and performance of this Agreement and all documents and instruments contemplated hereby, including without limitation, the Promissory Note and the Warrants, by the AFS Companies, and the transactions contemplated hereby and thereby, have been duly and effectively authorized by the respective Boards of Directors of the AFS Companies and by all necessary corporate action on the part of the AFS Companies. This Agreement, and when executed and delivered, all documents and instruments contemplated hereby, including without limitation, the Promissory Note and the Warrants, each constitutes a legal, valid and binding obligation of the AFS Companies which are parties thereto and is enforceable in accordance with its terms. The AFS Companies' execution, delivery, performance and consummation of this Agreement and all documents and instruments contemplated hereby, including without limitation, the Promissory Note and the Warrants, will not (i) contravene the articles of incorporation, by-laws or similar documents of the AFS Companies; (ii) require the consent, approval or authorization of any shareholder, lender, or other person, corporation, partnership, joint venture or other business association or governmental authority; (iii) violate, with or without the giving of notice or the passage of time, or both, any provisions of law or statute or any rule or regulation,

applicable to the AFS Companies ; (iv) conflict with, result in the breach of, or entitle any party to terminate or call a material default with respect to, any agreement or instrument to which the AFS Companies are a party or by which they or the ASFG common stock are or any of them is bound; or (v) result in the creation or imposition of any lien, charge, or encumbrance on the ASFG Common Stock or Warrants to be issued to McKenna by or through ASFG.

(3) There is no litigation, injunction, claim, lien or encumbrances brought by any third party or governmental agency, and no bankruptcy, insolvency, receivership, dissolution, liquidation of foreclosure proceeding, that would interfere with the AFS Companies' execution and delivery of this Agreement, and the documents and instruments contemplated hereby, including without limitation, the Promissory Note and the Warrants, and the consummation of the transactions contemplated hereby and thereby.

G. The provisions of Paragraphs A through E of this Term Sheet shall be subject to the simultaneous exchange of mutually acceptable releases on the Settlement Closing Date (the "Releases") among McKenna, on the one hand, and AFS, ASFG ASFA, ASFW ADN and their respective affiliates on the other hand.

H. On the Settlement Closing Date, immediately upon receipt of the certified check for $2 million, McKenna shall deliver executed documentation, which when filed in the appropriate court(s) or forum(s), will be sufficient to satisfy any judgment or liens McKenna has secured with respect to any of such persons or entities and dismiss with prejudice all pending litigation, in each case reasonably acceptable in form and in substance to the AFS Companies. McKenna grants the AFS Companies the authority to file the documentation on his behalf following his receipt of the certified check. The parties agree to cooperate and take all reasonable steps necessary to effectuate the terms and conditions of the Settlement and Release Agreement on the Settlement Closing Date and thereafter.

I. Upon written notice from McKenna, and at McKenna's sole discretion, this Settlement and Release Agreement shall be rendered null, void and of no effect whatsoever if the Settlement Closing Date does not occur on or before August 1, 2007. If McKenna elects to exercise his rights as set forth herein, he shall provide the written notice to Ian Warwick, with a copy to Attorney Steven Petrikis. McKenna may provide the written notice at any time after August 1, 2007 and before the Settlement Closing Date. In no event shall this Settlement and Release Agreement be deemed an admission or denial by any party hereto or their respective affiliates, Neither McKenna nor any affiliate shall use or disclose this Settlement and Release Agreement in connection with any litigation or claim in the event that the Settlement Closing Date does not occur, nor shall McKenna or any affiliate allow any other person or entity to do the same.

J. The parties hereto agree not to directly or indirectly initiate or prosecute or agree with or induce any other person or entity to initiate or prosecute any new or existing claim, action or proceeding, whether in law or in equity, against any party hereto or any of their respective affiliates, from the date hereof through the earlier to occur of (1) the Settlement Closing Date or (2) August 1, 2007. Each of the parties hereto covenants, acknowledges and agrees that neither the party or any of its affiliates has commenced or filed or agreed with or induced any other person or entity to commence or file any new claim, action or proceeding, whether in law or in equity, against the other party hereto or any of its against any other party hereto or its respective affiliates since November 1, 2006.

K. The parties hereto specifically agree to postpone the hearing currently scheduled to be held on June 22, 2007, as well as the hearing scheduled to be held on July 9, 2007, until August 1, 2007 or such other date thereafter as shall be agreed by the court, and to execute, deliver and support such stipulations and take such other actions as are appropriate to effect such postponement.

L. The parties hereto agree to act in good faith to seek to consummate the settlement closing on the Settlement Closing Date. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

M. This Settlement and Release Agreement shall supersede and replace all discussions, term sheets, proposals and letters between the Parties with respect to any settlement transaction between the Parties. This Settlement and Release Agreement may not be modified, amended or supplemented except by execution and delivery of a writing executed by each of the Parties hereto. This Settlement and Release Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document. This Agreement shall be enforceable by and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

N. Each of the parties hereto agrees that any action or proceeding for the enforcement of this Settlement and Release Agreement may be brought in federal or state courts located in New York County, New York. Without otherwise admitting jurisdiction of such courts for any other purpose, each of the parties hereby irrevocably agrees not to raise any objection to personal or subject matter jurisdiction of such courts for purposes of any action or proceeding to enforce this Settlement and Release Agreement, or any objection or defense to any such action or proceeding in such courts based upon inconvenience of forum. The parties hereto specifically covenant and agree that no party hereto shall be deemed to be subject to the jurisdiction of such courts for any other purpose whatsoever, nor shall any party assert jurisdiction over any other party to this Settlement and Release Agreement in New York on such basis under any circumstances whatsoever.

O. Notices: All notices, demands and other communications to be given under this Agreement shall be in writing and shall be sent to the address indicated below or to such other address as a party hereafter may designate for notices to itself by giving written notice to the other parties hereto pursuant to this Paragraph O:

If to McKenna:

Aidan J. McKenna
619 East Drive
Sewickly, PA 15143
Fax#: (412) 741-0286

With a copy to:

Kevin K. Douglass, Esq.
Babsts, Calland, Clements & Zomnir PC
2 Gateway Center
Pittsburgh, PA 15222

Fax#: (412) 394-6576

If to the AFS Companies:

Steven Petrikis, Esq.
Metz Lewis LLC
11 Stanwix Street, 18th Floor
Pittsburgh, Pennsylvania 15222

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Settlement and Release Agreement as of the date first written above.

AFS TIRE MANAGEMENT, INC.

By: ______________________
Authorized Signatory
Printed Name: Ian Warwick
Title: Chairman

Aidan J McKenna

____
Aidan J. McKenna, Personally Signatory

AFTERSOFT GROUP, INC.

By: ______________________
Authorized Signatory
Printed Name: Ian Warwick
Title: CEO

AUTO DATA NETWORK, INC.

By: ______________________
Authorized Signatory
Printed Name: Ian Warwick
Title: CEO

AFS WAREHOUSE DISTRIBUTION MANAGEMENT, INC.

By: ______________________
Authorized Signatory
Printed Name: Ian Warwick
Title: Chairman

AFS AUTOSERVICE, INC.

By: ______________________
Authorized Signatory
Printed Name: Ian Warwick
Title: Chairman